Calculation of Filing Fee Tables
S-8
MANGOCEUTICALS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	1,588,880	$ 0.36505	$ 580,020.64	0.0001381	$ 80.10
Total Offering Amounts:						$ 580,020.64		$ 80.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 80.10
Offering Note
[1]	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock") of Mangoceuticals, Inc. (the "Registrant") that become issuable under the Registrant's Second Amended and Restated 2022 Equity Incentive Plan, as amended (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.36505 per share, which is the average of the high and low prices of Common Stock on July 9, 2026, as reported on the Nasdaq Capital Market. Represents 1,588,880 shares of Common Stock issuable under the Plan. The Plan's share reserve was increased from 10,000,000 to 11,588,880 shares pursuant to the evergreen provision contained in the Plan effective April 1, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources